As filed with the Securities and Exchange Commission on September 15, 2005
                        Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                   88-0420405
    ---------------------------------         ---------------------------------
    (State or other jurisdiction              (IRS Employer Identification No.)
     of incorporation or organization)


              4062-80 Grumman Boulevard, Calverton, New York 11933
               (Address of principal executive offices) (Zip Code)

                              AMENDED AND RESTATED
                            2005 INCENTIVE STOCK PLAN
                              (Full title of Plan)

                    Charles Cardona, Chief Executive Officer
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933
                     (Name and address of agent for service)

                                 (631) 369-1100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                Proposed Proposed
Title of                                         Maximum      Maximum
Securities      Amount           Offering        Aggregate    Amount of
to be           to be            Price           Offering     Registration
Registered      Registered       Per Share(1)    Price(1)     Fee
----------      -----------      ------------    ----------   -----------
Common Stock,   4,000,000           $0.07        $280,000       $32.96
no par value

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 14, 2005.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                    Charles Cardona, Chief Executive Officer
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933
                                 (631) 369-1100

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on September 9, 13, and 15, 2004, October 13, 2004, and August 31, 2005, each of which are hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2005, as filed with the SEC on July 13, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2005, as filed with the SEC on August 19, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended December 31 2004, as filed with the SEC on February 14, 2005, as amended, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2004, as filed with the SEC on November 22, 2004, as amended, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or principals of Sichenzia Ross Friedman Ference LLP own shares of common stock of the Registrant previously issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

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

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.


    Exhibit        Description
    -------        -----------
      5.1          Opinion of Sichenzia Ross Friedman Ference LLP
     10.1          Amended and Restated 2005 Incentive Stock Plan
     23.1          Consent of Sichenzia Ross Friedman Ference LLP is
                   included in Exhibit 5.1
     23.2          Consent of Aidman, Piser & Company, P.A.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calverton, State of New York on September 15, 2005.

                              ADZONE RESEARCH, INC.



                    By:  /s/ Charles Cardona
                    ----------------------------------------
                    Charles Cardona, Chief Executive Officer
                     and Principal Financial and Accounting
                     Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.


Dated: September 15, 2005            By:  /s/ Charles Cardona
                                       ----------------------------------------
                                       Charles Cardona, Chairman of the Board


Dated: September 15, 2005            By:  /s/ John Cardona
                                       ----------------------------------------
                                       John Cardona, Director


Dated: September 15, 2005            By:  /s/ Warren Hamburger
                                       ----------------------------------------
                                       Warren Hamburger, Director


Dated: September 15, 2005            By:  /s/ Russell Ivy
                                       ----------------------------------------
                                       Russell Ivy, Director


Dated: September 15, 2005            By:  /s/ Richard McCann
                                       ----------------------------------------
                                       Richard McCann, Director

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